UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2009

Avatech Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10715 Red Run Boulevard, Owings Mills, Maryland		21117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-581-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements

On January 8, 2009, the Compensation Committee of the Board of Directors of Avatech Solutions, Inc. (the "Corporation"), in recognition of the contributions made during fiscal year 2008 by its President and Chief Executive Officer, George Davis, awarded Mr. Davis a grant of 100,000 shares of common stock of the Corporation pursuant to the Corporation’s Amended and Restated Restricted Stock Award Plan. 50,000 shares are immediately vested and the remaining 50,000 shares vest on June 30, 2009. The award was made in lieu of any cash bonus earned by Mr. Davis during fiscal year 2008 and is evidenced by a Restricted Stock Agreement, a copy of which is attached hereto as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits filed with this report are listed in the Exhibit Index, which index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatech Solutions, Inc.

January 12, 2009	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Restricted Stock Agreement dated January 8, 2009 by and between Avatech Solutions, Inc. and George Davis (filed herewith).